Exhibit 10.18

AMENDED AND RESTATED FIRST PRIORITY

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

dated as of

May 30, 2008

made by

57 AVIATION SERVICES, LLC, as Grantor

in favor of

CITICORP USA, INC., as Mortgagee

Relating to one (1) Gulfstream Aerospace Model G-IV-SP Aircraft

Manufacturer’s Serial Number 1460

U.S. Registration N326JD

Two (2) Rolls Royce Tay 611-8 Engines

Manufacturer’s Serial Numbers 18051 and 18052, respectively

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS	1
SECTION 1.1 Definitions	1
SECTION 1.2	- 2 -
ARTICLE II GRANTING CLAUSE	- 5 -
ARTICLE III COVENANTS, REPRESENTATIONS AND WARRANTIES	- 6 -
SECTION 3.1 Maintenance of Security Interest	- 6 -
SECTION 3.2 Handling of Payments	- 7 -
SECTION 3.3 General Collateral Warranties, Representations and Covenants	- 8 -
SECTION 3.4 Aircraft and Engine Covenants, Warranties and Representations	- 11 -
SECTION 3.5 Insurance Required	- 15 -
SECTION 3.6 Events of Loss; Governmental Authorities	- 18 -
ARTICLE IV EVENTS OF DEFAULT AND REMEDIES	- 21 -
SECTION 4.1 Events of Default	- 21 -
SECTION 4 2 Remedies	- 22 -
SECTION 4.3 Possession of Aircraft	- 22 -
SECTION 4.4 Receiver	- 22 -
SECTION 4.5 Sale and Suits for Enforcement	- 22 -
SECTION 4.6 Waiver of Appraisement, etc.	- 24 -
SECTION 4.7 Remedies Cumulative	- 24 -
SECTION 4.8 Application of Proceeds	- 24 -
SECTION 4.9 Delay or Omission; Possession of Note	- 24 -
ARTICLE V MISCELLANEOUS PROVISIONS	- 25 -
SECTION 5.1 Amendments, etc.	- 25 -
SECTION 5.2 Notices	- 25 -
SECTION 5.3 Continuing Lien and Security Interest; Transfer	- 25 -
SECTION 5.4 Governing Law; Jurisdiction	- 25 -
SECTION 5.5 Severability	- 26 -
SECTION 5.6 Counterparts	- 26 -
SECTION 5.7 Effectiveness	- 26 -
SECTION 5.8 Further Assurances	- 26 -

SCHEDULES

Schedule I	-	Jurisdiction of Formation and Location of Books and Records
Schedule II	-	Permitted Liens
Schedule III	-	Description of Airframe and Engine
Schedule IV	-	Form of lDERA

AMENDED AND RESTATED FIRST PRIORITY AIRCRAFT MORTGAGE AND SECURITY AGREEMENT, dated as of May 30, 2008, made by 57 AVIATION SERVICES, LLC, a Delaware limited liability company, whose principal place of business is 9 West 57th Street, 39th Floor, New York, New York 10019 (together with its successors and assigns hereinafter the “Grantor”), in favor of CITICORP USA, INC., a Delaware Corporation, (together with any successors and/or assigns the “Mortgagee”) having an office at 666 Fifth Avenue, New York, NY 10103, the United States of America.

W I T N E S S E T H:

WHEREAS, the Grantor holds legal title to the Aircraft (as hereinafter defined);

WHEREAS, the Mortgagee has previously made a loan to the Grantor in an aggregate principal amount of US $20,204,307.00 (the “Prior Loan”) pursuant to the Promissory Note dated May 12, 2003, made by the Grantor for the benefit of the Mortgagee (the “Prior Note”) and, in consideration for the Prior Loan, the Grantor granted to the Mortgagee a mortgage on the Aircraft pursuant to the terms of the First Priority Aircraft Mortgage and Security Agreement, dated as of May 12, 2003, which was recorded by the FAA on May 14, 2003 and assigned Conveyance No. V002614, as amended by Amendment to First Priority Aircraft Mortgage and Security Agreement dated as of October 1, 2004 between Grantor and Mortgagee, which was recorded by the FAA on November 16, 2004 and assigned Conveyance No. V005452 (the “Existing Mortgage”);

WHEREAS, simultaneously with the execution of this Mortgage, the Mortgagee has agreed to make a new loan to the Grantor in an aggregate principal amount of US $16,763,718.53 (the “Loan”) pursuant to the Promissory Note dated the date hereof and made by the Grantor for the benefit of the Mortgagee (the “Note”), a portion of the proceeds from such Note will be used to repay in full the Prior Loan;

WHEREAS, it is a condition to the making of the Loan that the Grantor shall have executed and delivered this Mortgage to the Mortgagee.

NOW, THEREFORE, in consideration of the premises and in order to induce the Mortgagee to make the Loan and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor hereby agrees with the Mortgagee for its benefit as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein and defined in the Note shall have the respective meanings ascribed to them therein, other capitalized terms defined in the preamble and recitals to this First Priority Aircraft Mortgage and Security Agreement shall have the respective meanings ascribed to them therein and the following terms shall have the following defined meanings (and shall be applicable to both the singular and the plural forms of such terms):

SECTION 1.2

“Aircraft” means the Airframe, together with the two (2) Engines initially installed thereon (or any Engine substituted for one of said Engines pursuant to Section 3.6 hereof), whether or not any of said initial or substitute Engines may from time to time be installed on such Airframe.

“Airframe” means the Gulfstream Aerospace Model G-IV-SP (described on the IR pre-populated drop down lists as GULFSTREAM model Gulfstream G-IV (GIV-SP)) aircraft (except for the Engines or engines from time to time installed thereon) bearing FAA Registration Number N326JD and manufacturer’s Serial No. 1460 together with any and all Parts which are either incorporated or installed in or attached to such Airframe or required to be subject to the lien and security interest of this Mortgage in respect of such Airframe as provided in Section 3.4(h) or (j) hereof.

“Applicable Foreign Aviation Law” means, with respect to the Aircraft, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority or Liens on all or any part of such Aircraft.

“Applicable Foreign Jurisdiction” means, with respect to the Aircraft, any jurisdiction that administers an Applicable Foreign Aviation Law.

“Business Day” means any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Collateral” has the meaning given in Article II hereof.

“Convention” has the meaning given to such term in the definition of the term “CTC”.

“CTC” means the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (“Protocol”), each signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry, the International Registry Procedures, and all other rules, amendments, supplements and revisions thereto, including, without limitation, the declarations of the United States of America with respect to the Convention and the Protocol, all as in effect on the date of this Mortgage in the United States, as a contracting state to the Convention and the Protocol.

“Default” means any event specified in Section 4.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both or for the happening of any other condition, event or act has been satisfied.

“Engine” means each of the two (2) Rolls Royce Tay 611-8 (described on the IR drop down menu as ROLLS ROYCE model TAY611) jet aircraft engines bearing manufacturer’s serial numbers 18051 and 18052 (each of which Engines is of 550 or more rated takeoff horsepower or the equivalent thereof) together with any and all Parts which are either incorporated or installed in or attached to such Engine or required to be subject to the Lien and security interest of this Mortgage in respect of such Engine as provided in Section 3.4(h) or (j) hereof.

“Event of Default” means any of the events specified in Section 4.1 hereof, provided that any requirement for the giving of notice, the lapse of time or both or for the happening of any other condition, event or act has been satisfied.

“Event of Loss” has the meaning given in Section 3.6 hereof.

“FAA” means the United States Federal Aviation Administration.

“FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

“FAA Counsel” means legal counsel located in Oklahoma City, Oklahoma, competent to (i) examine records maintained by the FAA in connection with the FAA Act and by the IR in connection with the CTC, (ii) provide counsel regarding registration of aircraft with the FAA and title to airframes and engines, (iii) file documents for recording with the FAA under the FAA Act, (iv) register, or assist the parties in causing the registration of, international interests and sale of interests on the IR under the CTC, and (v) issue legal opinions widely accepted in the United States with regard to all issues related to (i) (ii), (iii) and (iv) above.

“FAA Registry” means the office of the FAA in Oklahoma City, Oklahoma, maintained as the office for the recordation of Liens on aircraft and engines pursuant to the FAA Act.

“GAAP” means generally accepted accounting principals and practices as in effect in the United States from time to time, consistently applied, giving consideration to a Person’s cash method of accounting.

“Governmental Authority” shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantor(s)” means, at any date, the Persons who have executed a Guaranty of Payment in connection with the Loan.

“IDERA” means an Irrevocable De-Registration and Export Request Authorization in the form of Schedule “IV” hereto.

“IR” means the International Registry created pursuant to, and according to the provisions of, the CTC.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Loan Documents” means this Mortgage, the Note, the Guaranty of Payment executed by the Guarantors, the other Security Instruments, and all other instruments and documents heretofore or hereafter executed by the Grantor, any of the Guarantors or any other Person or delivered to or in favor of Mortgagee in connection with the Loan made and transactions contemplated under the Note, as the same may be amended, supplemented or replaced from the time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Grantor or any Guarantor, (ii) the ability of the Grantor or any Guarantor to pay or perform their obligations, liabilities and indebtedness under the Loan Documents, as applicable, as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Mortgagee under any Loan Document or the validity, legality or enforceability thereof the result of which would be to limit or hinder the Mortgagee’s ability to exercise its remedies hereunder or under the Note.

“Mortgage” means this Amended and Restated First Priority Aircraft Mortgage and Security Agreement, as the same may be amended, modified or supplemented from time to time.

“Obligations” means the unpaid principal of and interest on the Note (including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Grantor to the Mortgagee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, this Mortgage or any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, (i) all fees, charges and disbursements of counsel to the Mortgagee that are required to be paid by the Grantor pursuant thereto, (ii) all costs and expenses associated with the enforcement of, or preservation of rights under, the Mortgage and the other Security Instruments, and (iii) fees, expenses and disbursements incurred in connection with UCC searches and searches of, and filings with, the FAA and IR) or otherwise.

“Parts” means, at any time, all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, quick engine change equipment, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to the Airframe or any Engine or with respect to which the Lien of this Mortgage extends pursuant to Section 3.4(h).

“Permitted Liens” means those liens described on Schedule II, attached hereto and made a part hereof.

“Person” means an individual, a corporation, a limited partnership, a general partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeds” means whatever is receivable or received when the Airframe or any Engine or Part or other Collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Airframe or Engine or Part and shall also include all “Proceeds” as defined in the Uniform Commercial Code of the State of New York.

“Protocol” has the meaning given to such term in the definition of the term “CTC”.

“PUE” means a “Professional User Entity”, as defined in, and contemplated by, the CTC.

“Security Instruments” means, collectively, this Mortgage and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Grantor or any other Person shall grant or convey to the Mortgagee a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Subsidiary” means any affiliate or any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by any Guarantor or the Grantor.

“TUE” means a “Transaction User Entity” as defined in, and contemplated by, the CTC.

ARTICLE II

GRANTING CLAUSE

The Grantor hereby assigns, mortgages, transfers and confirms unto the Mortgagee, and hereby grants to the Mortgagee, a first priority security interest in, all right, title and interest of the Grantor, in and to the following property, whether now owned or hereafter acquired (herein collectively called the “Collateral”), as collateral security for the prompt and complete payment and performance when due of all the Obligations:

(a) the Aircraft (including the Airframe and the Engines), and all replacements thereof and substitutions therefor in which the Grantor shall from time to time acquire an interest as provided herein, and all records, logs and other documents at any time maintained with respect to the foregoing property;

(b) all Parts;

(c) all right, title and interest (but none of the obligations) of the Grantor in, to and under any of the following related to the Airframe, any Engine or any Parts: (i) all warranties, service contracts and product agreements of any manufacturer or of any maintenance or overhaul agency of the Airframe or the Engines, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of the Grantor, to compel performance of the terms of such warranties, service contracts or product agreements respecting the Airframe or any of the Engines and (ii) all documents with respect to the Airframe or any Engine, whether maintained in original form, electronic form or on microfiche, including but not limited to: manufacturer’s maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator’s manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the Airframe or the Engines;

(d) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

(e) all insurance policies required to be maintained hereunder, otherwise maintained with respect to the Aircraft and all insurance and requisition proceeds with respect to the Aircraft or any part thereof including but not limited to the insurance required under this Mortgage;

(f) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Mortgagee by or for the account of the Grantor pursuant to any term of any Loan Document and held or required to be held by the Mortgagee hereunder or under any Loan Document; and

(g) all Proceeds of all or any of the foregoing.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Maintenance of Security Interest. The Grantor will perform, or will cause to be performed or permit Mortgagee to perform, to the extent reasonably acceptable to Mortgagee, unless expressly waived in writing by the Mortgagee, each and all of the following at the sole cost and expense of Grantor:

(a) Record, register and file this Mortgage, as well as such notices, financing statements, and/or other documents or instruments as may, from time to time, be reasonably requested by the Mortgagee to fully carry out the intent of this Mortgage, with:

(i)	the FAA Registry;

(ii)	the IR;

(iii)	the jurisdictions listed on Schedule I hereto in the case of Collateral other than Aircraft and Engines; and

(iv)	such other administrative or governmental agencies, whether domestic or foreign, as may be reasonably determined by the Mortgagee to be necessary or advisable in order to perfect, establish, confirm and/or maintain the security interest and lien created hereunder as a legal, valid and binding first priority security interest and lien upon the Collateral except for Permitted Liens;

(b) Furnish to the Mortgagee at closing an opinion or opinions from a counsel acceptable to the Mortgagee as to the Grantor’s fulfillment of the requirements of this Mortgage relating to the propriety of registration of the Aircraft with FAA and the IR, the perfection of the security interests and international interest in the Aircraft, the Engines and the absence of Liens and encumbrances against the Aircraft and Engines, other than Permitted Liens, and such other items as Mortgagee may reasonably require;

(c) Furnish to the Mortgagee copies of all documents or other evidence of every such recording, registering and filing;

(d) Execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments and/or acts as the Mortgagee reasonably determines are necessary or advisable to fully carry out the intent and purpose of this Mortgage or to subject the Collateral to any security interest and Lien created hereunder, including, without limitation, defending the right, title and interest of the Grantor and the Mortgagee in and to the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every party claiming an interest therein (other than Permitted Liens) contrary or adverse to the Grantor’s or the Mortgagee’s right, title and interest, as the case may be, in and to same; and

(e) Do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Mortgagee, including, but not limited to, one or more applications for certificate of title and any other papers, documents or instruments requested by the Mortgagee in connection with this Mortgage, the prompt payment of all fees and expenses incurred in connection with any filings to be made to perfect or continue a security interest in the Collateral in favor of the Mortgagee and the making of appropriate entries on its financial statements and books and records disclosing the security interest granted hereunder to the Mortgagee. The Grantor hereby consents to the filing of all financing statements and extensions of such filings without any party’s signature.

SECTION 3.2 Handling of Payments. In the event an Event of Default shall occur and be continuing and the Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Grantor shall hold all such items of payment in trust for the Mortgagee and as the property of the Mortgagee, separate from the funds of the Grantor and no later than the first Business Day following the receipt thereof, at the election of the Mortgagee, the Grantor shall cause the same to be forwarded to the Mortgagee for its custody and possession as additional Collateral.

SECTION 3.3 General Collateral Warranties, Representations and Covenants. The Grantor warrants, represents and covenants with the Mortgagee as follows:

(a) Inspection. The Mortgagee (by any of its officers, employees and agents), shall have the right upon five (5) days prior written notice to an officer of the Grantor and at any reasonable times during the Grantor’s usual business hours, subject to Grantor’s reasonable and customary security requirements (i) to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located and (ii) subject to the terms of any confidentiality agreement entered into by and between Grantor and Mortgagee, to discuss the Grantor’s affairs and finances with any Person and to verify with any Person other than account debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Alternatively, Grantor shall within five (5) days of request from Mortgagee, which request shall be limited to once per twelve (12) month period so long as no Event of Default has occurred and is then continuing, provide Mortgagee with copies of any and all documents related to aircraft usage, condition and maintenance as may be reasonably requested by mortgagee. Upon or after the occurrence and during the continuation of an Event of Default, the Mortgagee may at any time and from time to time employ and maintain on the Grantor’s premises a custodian selected by the Mortgagee who shall have full authority to do all acts necessary to protect the Mortgagee’s interest. All expenses incurred by the Mortgagee by reason of the employment of such custodian shall be paid by the Grantor, added to the Obligations and secured by the Collateral.

(b) Transfers and Other Liens. The Grantor shall not (i) sell, lease, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under this Mortgage; (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interests created by this Mortgage or other Permitted Liens; or (iii) take any other action in connection with any of the Collateral that would result in a Default, materially impair the value of the interest or rights of the Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Mortgagee.

(c) Location of Collateral. The books and records relating to the Collateral and the Collateral (other than the Airframe and the Engines, as to which the Grantor will issue to the Mortgagee, upon request, written reports indicating the location of such Airframe and Engines) are located at the addresses set forth on Schedule I hereto, and the Grantor will not change any of the same without prior written notice to and consent of the Mortgagee, which consent will not be unreasonably withheld or delayed.

(d) Use of Collateral. Subject to Section 3.6(f), the Collateral is and will be used solely in the Grantor’s (including its partners, stockholder’s or director’s) business and will not be subject to any leases to third parties.

(e) Owner of Collateral. The Grantor is and, except as expressly permitted by this Mortgage, will continue to be the owner of the Collateral hereunder whether now owned or hereafter acquired, free and clear of all Liens, claims, encumbrances and security interests other than the security interests in favor of the Mortgagee hereunder and Permitted Liens, and that the Grantor will defend such Collateral and any products and proceeds thereof against all material claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Mortgagee. The inclusion of proceeds of the Collateral under the security interest granted herein shall not be deemed consent by the Mortgagee, to any sale, lease or other disposition of any part or all of the Collateral except as expressly permitted herein.

(f) Authority. The Grantor is duly authorized to enter into this Mortgage and to perform its terms.

(g) Payment of Taxes. Grantor has made and will continue to make payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against the undersigned, as applicable, whether with respect to any of the Collateral or any wages or salaries paid by the Grantor, or in respect of the Grantor’s income, or otherwise, and will deliver to the Mortgagee, on demand, certificates or other evidence satisfactory to the Mortgagee attesting thereto. Notwithstanding the foregoing, the Grantor shall have the right to contest any tax, assessment, or contribution required by law so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

(h) Compliance with Laws. The Grantor will use or cause to be used the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations. Notwithstanding the foregoing, the Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

(i) Personal Property. The Collateral is now and shall remain personal property.

(j) Mortgagee May Act. The Mortgagee may, in its reasonable discretion, for the account and expense of the Grantor pay any amount or do any act required of the Grantor hereunder or reasonably requested by the Mortgagee to preserve, protect, maintain or enforce the Obligations, the Collateral or the first priority Lien granted herein (subject only to Permitted Liens), and which the Grantor fails to do or pay within any applicable grace period provided for in the Loan Documents (it being understood that no grace period exists for the maintenance of insurance required by Section 3.5), and any such payment shall be deemed an advance by the Mortgagee to the Grantor and shall be payable on demand together with interest at the rate applicable to overdue amounts as specified in the Note, and shall constitute part of the Obligations.

(k) Grantor Responsible for Collateral. The Grantor assumes all responsibility and liability arising from the use of the Collateral unless the claim giving rise to such responsibility or liability arises out of the gross negligence or willful misconduct of the Mortgagee, provided that this provision is given solely for the benefit of the Mortgagee and the Grantor does not waive any right it may have against third parties.

(l) Instrument or Chattel Paper. If any amount payable under, in, or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Mortgagee and duly endorsed in a manner satisfactory to the Mortgagee to be held as Collateral pursuant to this Mortgage.

(m) Notice of Liens and Other Events. The Grantor will advise the Mortgagee promptly, in reasonable detail, if it has knowledge (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the Collateral, on the Liens created hereunder, or on the Grantor or on any of the Guarantors.

(n) No Consents. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Mortgage by the Grantor or (ii) for the perfection of or the exercise by the Mortgagee, of its rights and remedies hereunder, except for the filings required by the Uniform Commercial Code of the States in which the Grantor has been organized as set forth on Schedule I attached hereto and the filing of this Mortgage with the FAA Registry.

(o) No Liens; Creation of International Interest. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral purported to be granted by the Grantor hereunder is on file in any recording office (including any unpermitted registration on the IR), except such as may have been filed in favor of the Mortgagee and except for Permitted Liens. This Mortgage is sufficient to create an “international interest” as defined in and contemplated by, the CTC.

(p) Condemnation. The Grantor shall, immediately upon obtaining knowledge of the institution or threatened institution of any requisition, condemnation or other eminent domain proceedings for the taking of any portion of or interest in the Collateral, notify the Mortgagee thereof in writing. The Mortgagee may participate in any such proceedings. The Grantor shall deliver, or cause to be delivered, to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to it.

(q) Organization of Grantor. The Grantor is duly organized as a limited liability company, organized under the laws of the State of Delaware. The organizational numbers of the Grantor is 3650865.

(r) TUE. The Grantor has become a TUE.

(s) Professional User Entity. The Grantor has designated FAA Counsel as its “professional user entity”, as contemplated by the CTC, for purposes of this transaction, and has authorized such FAA Counsel to consent, on its behalf, to the registration on the IR of the international interest created by this Mortgage.

SECTION 3.4 Aircraft and Engine Covenants, Warranties and Representations. The Grantor warrants, represents and covenants with the Mortgagee that the Mortgagee may rely on the following statements or representations from and after the date of this Mortgage until the termination hereof in accordance with Section 5.3 hereof:

(a) Recordation of Ownership. The Grantor’s evidence of ownership of the Airframe has been duly filed with the FAA Registry and shall, to the extent required, be filed with the IR.

(b) Engine Power; Airframe. Each of the Engines has 550 or more rated takeoff horsepower or the equivalent of such horsepower on takeoff. The Airframe is capable of transporting at least 8 people (including crew) or goods having an aggregate weight of at least 2,750 kilograms.

(c) Compliance with Laws. The Grantor shall not use or operate the Aircraft or any Engine, or permit the Aircraft or any Engine to be used or operated, in material violation of any law (including, without limitation, laws concerning alcoholic beverages, prohibited substances, or insurance) of any Governmental Authority or in material violation of any airworthiness certificate, license or registration relating to the Aircraft or any Engine issued by any such Governmental Authority. In the event that any such law requires the alteration of the Aircraft or any Engine, the Grantor will conform thereto or obtain conformance therewith and will maintain or cause to be maintained the Aircraft and Engines in proper operating condition under such laws, rules, regulations and orders (or if the Aircraft or any Engine is in storage, in compliance with all applicable laws and with all manufacturers warranties and requirements for storage). Notwithstanding the foregoing, the Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than Permitted Liens) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(d) Use of Aircraft; Legal Limitations. The Grantor agrees that it will not permit the Airframe or any Engine to be operated, used or located in violation of applicable law. The Aircraft is not being used in military, customs or police service;

(e) Possession. Except as otherwise set forth expressly herein (including with respect to Aircraft charter and management) the Grantor will not permit and will not, without the prior written consent of the Mortgagee, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine; provided however, that so long as no Event of Default shall have occurred and be continuing, the Grantor may, without such prior written consent:

i)	participate in normal interchange or pooling agreements in compliance with Sections 3.4(i) and 3.4(1);

(ii)	deliver or permit the delivery or possession of the Airframe or Engines to the manufacturer thereof for testing or for other similar purposes, or to any organization for service, repair, maintenance or overhaul work on the Airframe or Engines or for alterations in or modifications or additions to the Airframe or Engines to the extent required or permitted by the terms hereof and the other Loan Documents; or

(iii)	permit use by any Subsidiary through the use of an operating agreement, lease or otherwise.

None of the permitted relinquishments of possession set forth in Section 3.4(e)(i) through Section 3.4(e)(iii) above shall affect the registration of the Aircraft or in any way discharge or diminish any of the Grantor’s obligations to the Mortgagee hereunder or under any other Loan Document or constitute a waiver of the Mortgagee’s right to remedies hereunder or thereunder.

(f) Records and Reports. The Grantor shall maintain or cause to be maintained accurate and complete records, logs, manuals and all other materials required by the FAA or any Applicable Foreign Jurisdiction to be maintained in respect of the Aircraft and each Engine. The Grantor shall promptly furnish or cause to be furnished to the Mortgagee such information as may be required to enable the Mortgagee to file any reports required to be filed by the Mortgagee with the FAA or any Applicable Foreign Jurisdiction because of the Mortgagee’s interest in the Airframe or any Engine and upon the occurrence of an Event of Default (upon the Mortgagee’s request) shall deliver to the Mortgagee the originals of all such documents in possession of the Grantor and copies of all such documents relating to Aircraft and Engines leased or sold to third parties.

(g) Maintenance. On the date hereof, the Aircraft and each Engine is in good repair and condition, is airworthy in all respects, and has been maintained in accordance with the manufacturer’s maintenance program. None of the Aircraft nor any Engine has sustained an Event of Loss (as hereinafter defined) or material damage since the date on which such Aircraft and Engines were acquired by the Grantor. Grantor will keep or will cause to be kept the Aircraft and each Engine in good repair and condition and airworthy in all material respects, but in any event in at least as good a condition as they are on the date hereof, reasonable wear and tear excepted, and will perform all checks and overhauls required by the FAA, by any Applicable Foreign Aviation Law and by the applicable manufacturer’s maintenance program. Without limiting the generality of the foregoing, the Grantor agrees further that it shall or shall cause the Aircraft and each Engine:

(i)	subject to the right to contest set forth in Section 3.3(h) hereof, to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested in accordance with the standard practices for similar equipment (including, without limitation, to the extent required by law, by the FAA, any Applicable Foreign Aviation Law or by the relevant insurance carriers), which practices shall at all times be at or above the standard of the industry for maintenance of similar equipment;

(ii)	subject to clause (vi) in the definition of Event of Loss, to be maintained, serviced, repaired, overhauled and tested, so as to keep the Aircraft and Engines in such condition as may be necessary to enable any airworthiness certification, license or registration of the Aircraft and Engines to be maintained in good standing at all times under the FAA Act or by any Applicable Foreign Aviation Law and any other requirement of law and as shall be required by any and all applicable airworthiness directives, operators letters, mandatory service bulletins and non-mandatory service bulletins which affect airworthiness; and

(iii)	to be maintained in compliance with all warranties and manufacturer’s mandatory requirements.

(h) Replacement of Parts. The Grantor shall promptly replace or cause to be replaced all Parts, which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor may remove or may cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing of any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor will replace or will cause to be replaced such Parts as promptly as reasonably possible. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall be of a quality and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; provided, however, that the Grantor shall have the right to install or to cause to be installed temporary replacement Parts pending the completion of permanent repairs or installation of permanent replacement Parts, in which event the Grantor shall install or shall cause to be installed permanent replacement Parts to meet such requirements as soon as reasonably possible and in any event within ninety (90) days from the date of installation of such temporary replacement Parts. All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien created under this Mortgage no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft or such Engine and which meet the requirements of subsections (i) and (ii) below. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as provided above, without further act, (i) such replacement Part shall become subject to the Lien created under this Mortgage and be deemed part of the Aircraft or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in the Aircraft or such Engine (and the Grantor shall make, or cause to be made, all filings or registrations necessary to perfect the Mortgagee’s Lien in such Part), and (ii) the replaced Part shall be released from the Lien of this Mortgage and the replaced Part shall no longer be deemed a Part hereunder;

(i) Pooling of Parts. Any Part removed from the Aircraft or any Engine as provided in Section 3.4(h) may be subjected to a normal pooling arrangement customarily entered into by the Grantor and entered into in the ordinary course of business of the Grantor,, so long as a part replacing such removed Part shall be incorporated in such item as promptly as possible after the removal of such removed Part, provided that no such arrangement or permit requires or results in any change in registration of or transfer of title to the Airframe or any Engine. In addition, any replacement Part incorporated in the Aircraft or any Engine in accordance with Section 3.4(h) may be owned by another Person subject to such a normal pooling arrangement, so long as the Grantor promptly, either (i) causes title to or a first priority Lien in such replacement Part to vest in Grantor free and clear of all Liens except Permitted Liens, which replacement Part shall then be subject to the Lien created by this Mortgage, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Aircraft or any Engine from which it was removed a further replacement Part meeting the requirements of this Mortgage and owned by the Grantor or in which the Grantor has first priority Lien free and clear of all Liens (other than Permitted Liens) and by causing such replacement Part to be subject to the Lien created by this Mortgage as set forth in Section 3.4(h);

(j) Alterations, Modifications and Additions. Grantor shall make or shall cause to be made such alterations and modifications in and additions to the Aircraft and Engines as may be required from time to time to meet the requirements of the FAA or the Applicable Foreign Jurisdiction and to maintain the certificate of airworthiness therefor. In addition, the Grantor may make or may cause to be made from time to time such alterations and modifications in and additions to the Airframe or any Engine as the Grantor may deem desirable; provided that each such alteration, modification and addition is readily removable from the Aircraft or such Engine or that such alteration, modification or addition shall not diminish the value, utility or condition of the Aircraft or any Engine below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming the Aircraft or such Engine was then of the value or utility and in the condition required to be maintained by the terms of this Mortgage; and provided, further, that no such, alteration, modification or addition shall cause the airworthiness certification or other license, registration or authorization of the Aircraft or any Engine to cease to be in good standing under the FAA Act or the Applicable Foreign Aviation Law. All Parts added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien created under this Mortgage. Notwithstanding the foregoing sentence of this Section 3.4(j), so long as no Event of Default shall have occurred and be continuing, the Grantor may remove or may cause to be removed any Part if (A) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in the Aircraft or any Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part or such Part is obsolete or no longer useful in the operation of the Aircraft or any Engine, (B) such Part is not required to be incorporated or installed in or attached or added to the Aircraft or any Engine pursuant to the terms of this Section 3.4, and (C) such Part can be removed from the Aircraft or such Engine without causing any material damage thereto. Upon the removal of any Part as provided above, such Part shall be released from the Lien created under this Mortgage.

(k) Nameplate. Grantor shall place and maintain, or shall cause to be placed and maintained, a fireproof plate to be provided by Mortgagee at Grantor’s reasonable sole cost and expense, in a reasonably prominent position on the flight deck or cockpit of each Airframe and on each Engine stating:

THIS GULFSTREAM AEROSPACE MODEL G-IV-SP AIRCRAFT IS OWNED BY 57 AVIATION SERVICES, LLC, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF CITICORP USA, INC.

(l) Pooling of Engines. Any Engine may be subjected to normal pooling arrangements customarily entered into by the Grantor and entered into in the ordinary course of business of the Grantor, so long as (i) no transfer of the registration of the Engine shall be effected in connection therewith and (ii) no such agreement or arrangement shall result in the transfer of title to the Engine, it being understood that a loss of title pursuant to such an arrangement shall be deemed to be an Event of Loss.

(m) Description of Airframe and the Engine. The description of the Airframe and the Engines set forth in Schedule III are accurate and complete descriptions and have been registered as such on the IR.

SECTION 3.5 Insurance Required.

Insurance. The Grantor shall at all times, at its own cost and expense, maintain, or cause to be maintained, a policy of insurance with respect to the Collateral, in accordance with the following provisions:

(a) The Grantor shall maintain in effect comprehensive third party aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, but not limited to, passenger legal liability, cargo liability, contractual liability and products liability insurance, in an amount not less than $200,000,000 (or, if the Aircraft is operating within, into, out of, or over the territory of a member state of the European Union, such higher amount as may be required pursuant to Regulation 785/2004 of the European Parliament) for any one accident, or series of accidents arising out of any one event, with respect to the Aircraft. Such policy shall include war and allied risks in accordance with standard market practice (currently “The Extended Coverage Endorsement-AVN 52A”). Any such liability insurance policy may be subject to a deductible in an amount not to exceed $100,000 per occurrence. All such policies shall be maintained in effect with insurers and/or reinsurers of recognized standing in the international aviation industry and reasonably satisfactory to the Mortgagee.

(b) The Grantor shall maintain in effect with insurers and/or reinsurers of recognized standing in the international aviation industry and reasonably satisfactory to the Mortgagee: (A) all-risk ground and flight aircraft hull insurance covering the Aircraft (including taxiing exposures) with an agreed value loss valuation clause; (B) all-risk coverage with respect to any Engines, Parts or landing gear while removed from the Aircraft insured on a replacement cost basis; and (C) war risk and hijacking (including political/non-political hijacking and acts of terrorism) coverages, including, but not limited to, coverage against confiscation, expropriations, nationalization or seizure, including the country of registry. All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft, shall be payable in Dollars in the United States and shall be in the amount of not less than an “agreed upon value” of not less than one hundred five percent (105%) of the outstanding principal amount of the Loan. Any hull insurance carried in accordance with this Section 3.5 shall not contain any provision for self-insured amounts or a deductible, provided that such insurance may be subject to a deductible which does not exceed $100,000 per occurrence. Each Engine, after removal, shall be insured for not less than $2,500,000 under a ground risks policy reasonably acceptable to the Mortgagee.

(c) The Grantor will name or cause to be named Mortgagee as an additional insured on all policies of insurance and Mortgagee as sole loss payee to the Aircraft with respect to the aircraft hull insurance coverage. The Grantor shall cause all parties who may have an interest in the proceeds of such policies to acknowledge, in writing, that the Mortgagee has a prior interest in such proceeds. Each and every such policy under this Section 3.5 shall (i) provide that in respect of the interests of the Mortgagee in such policies, such insurance shall not be invalidated by any action or inaction of the Grantor, the Mortgagee or any other Person and shall insure the Mortgagee regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor or any other Person; (ii) provide that, if such insurance is canceled for any reason whatever, or any material change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall or not be effective as to Mortgagee for thirty (30) days, and in the case of any war risk or allied perils coverage, seven (7) days after receipt by them of written notice from such insurers or their authorized representatives of such cancellation, change or lapse; (iii) provide that such insurers shall hold harmless and waive any rights of subrogation against Mortgagee; (iv) be primary without right of contribution from any other insurance that with is carried by Mortgagee; (v) waive any rights of set-off, counterclaim or other deduction against Mortgagee; (vi) provide that Mortgagee shall have no obligation or liability for premiums, commissions, assessments, representations or warranties or calls in connection with such insurance; (vii) provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering Mortgagee; and (viii) in respect to casualty insurance shall provide that proceeds shall be paid to Mortgagee so long as the Loan is outstanding.

(d) On or before the date of any advance of proceeds pursuant to the Loan and prior to the renewal or replacement date of any insurance policy required hereunder, the Grantor shall provide the Mortgagee with written certifications by a firm of independent insurance brokers reasonably acceptable to the Mortgagee with respect to the types, amounts and policy numbers of insurance in effect as of the date of execution and delivery of this Mortgage and certifying that in the opinion of such firm the insurance then carried and maintained complies with the terms of this Section 3.5. The original certificate of insurance shall be in a form acceptable to the Mortgagee.

(e) The Grantor shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained hereunder and shall not do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

(f) Power of Attorney. The Grantor hereby irrevocably makes, constitutes and appoints the Mortgagee (and all officers, employees or agents designated by the Mortgagee), for the benefit of the Mortgagee, effective upon the occurrence and during the continuance of an Event of Default, as the Grantor’s true and lawful attorney (and agent- in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(g) Mortgagee May Act. In the event the Grantor (i) shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or (ii) shall fail to keep any of its Collateral in good repair and good operating condition subject to ordinary wear and tear, then the Mortgagee may (but shall be under no obligation to), without waiving or releasing any Obligation or Event of Default by the Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Mortgagee, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Mortgagee and shall be additional Obligations secured by the Collateral.

(h) Payment for Uninsured Loss. The Grantor agrees that to the extent that it shall not carry insurance required by Section 3.5 hereof, it shall in the event of any loss or casualty pay promptly to the Mortgagee, for application in accordance with the provisions of Section 3.5(i) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Mortgagee, had such insurance been carried to the extent required.

(i) Application of Insurance Proceeds. The Net Proceeds of the insurance carried pursuant to the provisions of Sections 3.5(a) and 3.5(b) hereof shall be applied by the Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

(j) Net Proceeds. “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys’ fees) incurred in the realization thereof.

(k) Notice of Loss. In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by the Grantor, the Grantor shall give prompt notice thereof to the Mortgagee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. The Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

(l) Mortgagee Insurance. Nothing herein shall prevent the Mortgagee from maintaining additional insurance at its own expense; provided that the maintenance of such insurance shall not prejudice the Grantor’s ability to obtain, or recover under, the insurance required under this Section 3.5 or materially increase the costs thereof.

(m) Insurance Coverage. On the date hereof, the Grantor shall deliver to the Mortgagee certificates of insurance evidencing the insurance coverage maintained in effect on the date hereof.

SECTION 3.6 Events of Loss; Governmental Authorities. As used herein, “Event of Loss” means, with respect to the Airframe or an Engine, any of the following events: (i) loss of such Airframe or Engine or of the use thereof due to the destruction of or damage to such Airframe or Engine to such extent as shall render repair thereof uneconomical, provided that such repair shall not be deemed uneconomical if the proceeds of insurance with respect to such damage or destruction (plus any applicable amounts of deductibles) shall be in an amount at least equal to the cost of such repair; (ii) any damage to such Airframe or Engine which results in an insurance settlement with respect to such Airframe or Engine on the basis of a total loss or a constructive or compromised total loss; (iii) the disappearance of such Airframe or Engine which shall have resulted in the loss of possession of such Airframe or Engine by the Grantor for a period of five (5) consecutive days; (iv) the theft of such Airframe or Engine which shall have resulted in the loss of Airframe or Engine by the Grantor for five (5) consecutive days; (v) the requisition of title, confiscation or seizure of such Airframe or Engine by any Governmental Authority for a period of thirty (30) consecutive days; (vi) as a result of any requirement by the FAA or other Governmental Authority, the use of such Airframe or Engine in the normal course of interstate air transportation shall be prohibited unless, prior to the expiration of such period, the Grantor shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Airframe or Engine, or, in any event, if such use shall have been prohibited for a period of 360 days; (vii) the operation or location of such Airframe or Engine in any area excluded from coverage by the insurance policies in effect with respect thereto required by the terms of Section 3.5; or (viii) any other event resulting in such Airframe or Engine being rendered unfit for normal use for any reason whatsoever for more than sixty (60) consecutive days. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which constitutes a part of such Aircraft. Upon the occurrence of an Event of Loss, the provisions of this Section 3.6 shall apply, govern and control.

(a) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to one or more Engines (but not the Aircraft), the Grantor shall within three (3) Business Days of the Grantor’s actual knowledge of such occurrence give the Mortgagee written notice of such Event of Loss and shall comply with the terms of Section 3.6(a)(i).

(i)

Replacement of Engines. As promptly as practicable, and in any event on or before the Business Day next preceding the 90th day following the date of occurrence of such Event of Loss, the Grantor shall subject or cause to be subjected to this Mortgage in replacement thereof, a replacement Engine of the same model and having not less than the same value as the Engine being replaced and which shall be free and clear of all Liens (other than Permitted Liens) and which shall be of like kind and not less than the same value as, and which shall be in as good operating condition as, the Engine so replaced (for such purpose, it shall be assumed that such Engine was in the condition and repair required by the terms hereof) and, following such replacement, the replaced Engine shall be released from the Lien created by this Mortgage. If the Grantor shall not perform its obligation to effect such replacement hereunder during the period of time provided herein, such failure shall be an Event of Default.

(ii)	Payment of Principal and Interest After Event of Loss. No Event of Loss shall limit the obligation of the Grantor to pay and perform the Obligations in accordance with the terms hereof.

(iii)	Conditions to Replacement of an Engine. In addition to the requirements contained in Section 3.6(a)(i), the Grantor’s obligation to replace an Engine as set forth in Section 3.6(a)(i) shall include the obligation of the Grantor to promptly, (all writings referred to below to be reasonably satisfactory in form and substance to the Mortgagee):

(A) furnish the Mortgagee with such evidence of title as the Mortgagee may reasonably request (including, without limitation, appropriate bills of sale);

(B) subject to the provisions of the Granting Clause and the proviso to Section 3.1 (a), cause a supplement to this Mortgage subjecting the replacement Engine to this Mortgage to be duly executed by a duly authorized officer, and, upon such execution, to be filed for recordation with the FAA pursuant to the FAA Act, the IR pursuant to the CTC or, if applicable, with the applicable Foreign Jurisdiction under the Applicable Foreign Aviation Law;

(C) furnish the Mortgagee with such evidence of compliance with the insurance provisions of Section 3.5 with respect to the replacement Engine, as may be reasonably requested, including, without limitation, insurance certificates confirming such compliance;

(D) furnish the Mortgagee with appropriate UCC financing statements in favor of the Mortgagee with respect to such replacement Engine, and cause such financing statements to be filed in all appropriate filing offices, if any;

(E) furnish the Mortgagee with an opinion of counsel reasonably satisfactory to the Mortgagee, to the effect that the replacement Engine is free and clear of liens and encumbrances, other than Permitted Liens, and with respect to the effectiveness and priority of the interests which this Mortgage purports to create and to such further effect as the Mortgagee may reasonably request;

(F) furnish the Mortgagee with in the case of an Engine which is part of the Aircraft, a certificate from a qualified aircraft engineer certifying that the replacement Engine is of like kind and not less than the same value of the Engine so replaced (assuming the Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss);

(G) furnish the Mortgagee with an affidavit from the Grantor stating (I) the model numbers of the replacement Engine, and the name of the manufacturer thereof, (II) that the replacement Engine is in good operating condition and repair, is of a type substantially similar to the Engine subject to such Event of Loss (which engine shall in any event be compatible with the other Engines or engines installed on the airframe) and meets the requirements of this Section 3.6(a)(iii), (III) that all conditions precedent provided for in Section 3.6(a)(i) and this Section 3.6(a)(iii) relating to such substitution have been complied with, (IV) that immediately prior to the subjection of such replacement Engine to the Lien created by this Mortgage it was free and clear of all Liens other than Permitted Liens and that the Lien created by this Mortgage thereon will constitute a valid and perfected first priority Lien, free and clear of all other Liens, other than Permitted Liens and (V) that all necessary approvals, authorizations, consents, licenses, certificates and orders of the United States or any agency or instrumentality thereof or any other Governmental Authority or instrumentality having jurisdiction have been duly obtained, and such approvals, authorizations, consents, licenses, certificates or orders are in full force and effect and constitute sufficient authorization therefor; and

(H) furnish such other certificates or documents related to Engines as Mortgagee may reasonably require.

(b) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, the Grantor shall give the Mortgagee prompt written notice (and in any event within three (3) Business Days of the Grantor’s actual knowledge of such occurrence) thereof and Grantor shall, on or before the Business Day which is the earliest of (i) the sixtieth (60th) day following the date of the occurrence of such Event of Loss, or (ii) the second Business Day following the receipt of insurance proceeds with respect to such occurrence, prepay in full the Loan attributable to such Aircraft. In the event of payment in full by the Grantor of all amounts then due and payable hereunder in respect of the Aircraft having suffered the Event of Loss, all the Collateral shall be released from the Lien of this Mortgage and the Mortgage shall execute and deliver such instruments as may be reasonably required to evidence such release.

(c) Replacement of Engines. If insurance proceeds are received with respect to the Engine that has been or is being replaced (and which by the terms of this Section 3.6 may be replaced) by the Grantor pursuant to Section 3.6(a), such insurance proceeds shall be paid over to, or retained by, the Mortgagee, and at the time of such replacement in accordance with Section 3.6(a) so much of such insurance proceeds remaining after reimbursement of the Mortgagee for costs and expenses (and the Mortgagee is hereby authorized to so apply such insurance proceeds to such reimbursement) shall be paid over to the Grantor and as provided for in Section 3.5.

(d) Use of Aircraft Not Constituting an Event of Loss. If payments are received with respect to a requisition for use by any Governmental Authority which does not constitute an Event of Loss under the definition thereof, such payments may be retained by the Grantor.

(e) Default. Notwithstanding the foregoing provisions of this Section 3.6, any payments received at any time by the Mortgagee from any Governmental Authority or other Person, whether or not with respect to an Event of Loss, which are payable to the Grantor shall not be paid to the Grantor if at the time of such payment an Event of Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Mortgagee as security for the Obligations of the Grantor hereunder and under the other Loan Documents and applied by the Mortgagee toward the payment of such Obligations.

(f) Management of Aircraft. The Mortgagee acknowledges and agrees that during the term of the Loan, the Aircraft will be managed by Jet Aviation Business Jets, Inc. (or an affiliate thereof) or any other manager (the “Aircraft Manager”) acceptable to the Grantor. To the extent that any of the obligations set forth herein or in any other Loan Document has been performed by the Aircraft Manager, such performance shall be satisfactory for purposes of this Mortgage and such Loan Documents and shall constitute full performance hereunder and thereunder, as the case may be. Grantor agrees that any such management agreement may permit the Aircraft Manager to charter (but not lease or sublease) the Aircraft to third Persons other than the Grantor, the Guarantors or any Subsidiary.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

SECTION 4.1 Events of Default. Upon the occurrence of any of the following events for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) (herein called “Events of Default”):

(a) An Event of Default under the Note.

SECTION 4.2 Remedies. If an Event of Default shall occur and be continuing, the Mortgagee may, without notice of any kind to the Grantor, carry out or enforce the actions or remedies provided in this Article IV or elsewhere in this Mortgage or in the Loan Documents or otherwise available to a secured party under the Uniform Commercial Code or other applicable law as in effect at the time in any applicable jurisdiction, including, without limitation, all remedies available to a chargee pursuant to Articles 8, 9, 12 and 13 of the CTC, and Articles IX and XIII of the Protocol and, further, may exercise any rights under the IDERA, including de-registering the Aircraft and Grantor acknowledges and agrees that, notwithstanding such de-registration and any subsequent de-registration, Grantor shall continue to be liable for the Obligations secured hereby. In furtherance of the foregoing, the Grantor hereby agrees that the Mortgagee may exercise all forms of interim relief available in accordance with Article 13 of the CTC and Article 9 of the Protocol.

SECTION 4.3 Possession of Aircraft. If an Event of Default shall have occurred and be continuing, the Mortgagee may, without notice, take possession of all or any part of the Aircraft and may exclude the Grantor and all persons claiming under the Grantor wholly or partly therefrom. If an Event of Default shall have occurred and be continuing, at the request of the Mortgagee, the Grantor shall promptly deliver or cause to be delivered to the Mortgagee or to whomsoever the Mortgagee shall designate, at such time or times and place or places as the Mortgagee may specify, and fly or cause to be flown to such airport or airports in the continental United States as the Mortgagee may specify, without risk or expense to the Mortgagee, all or any part of the Aircraft specified by the Mortgagee. In addition, without the necessity of any demand upon the Grantor, the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or willful misconduct of the Mortgagee, (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Grantor to deliver immediate possession of all or part of such Aircraft to the Mortgagee, to the entry of which judgment the Grantor hereby specifically consents, and/or (ii) with or, to the fullest extent provided by law, without such judgment, pursue all or any part of such Aircraft wherever they may be found and enter any of the premises of the Grantor where such Aircraft may be and search for such Aircraft and take possession of and remove the same. The Grantor agrees to pay to the Mortgagee, all expenses incurred in taking any such action; and all such expenses shall, until paid, be secured by the lien and security interest of this Mortgage. Upon every such taking of possession, the Mortgagee may, from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations and additions to and of the Aircraft as it may deem proper and such expenditures shall constitute obligations secured hereby.

SECTION 4.4 Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee shall be entitled, as a matter of right as against the Grantor without notice or demand and without regard to the adequacy of the security for the Obligations by virtue of this Mortgage or any other collateral or to the solvency of the Grantor upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

SECTION 4.5 Sale and Suits for Enforcement. If an Event of Default shall have occurred and be continuing, the Mortgagee, with or without taking possession of the Aircraft, may

(a) to the extent and in the manner permitted by law, sell at one or more sales, as an entirety or in separate lots or parcels, all or any part of the Aircraft, as the Mortgagee may decide, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by the Mortgagee to the property so sold), as the Mortgagee may determine, whether or not the Aircraft shall be at the place of sale; and

(b) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

(i)	At any sale of an Aircraft or any part thereof by the Mortgagee pursuant to paragraph (a) above, the Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit. The Mortgagee shall be entitled to bid in unpaid Obligations in the same manner as cash in any sale of the Collateral, public or private, at foreclosure or otherwise.

(ii)	The Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under paragraph (a) above by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication, except as may be required by applicable law, such sale be made at the time and place to which the same shall have been so adjourned.

(iii)	Upon the completion of any sale under paragraph (a) above, full title and right of possession to the Aircraft so sold shall (subject to any retention of title by the Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and the Grantor shall deliver, in accordance with the instructions of the Mortgagee (including flying the Aircraft or causing the same to be flown to such airports in the continental United States as the Mortgagee may specify), such Aircraft so sold. If the Grantor shall for any reason fail to deliver such Aircraft, the Mortgagee shall have all of the rights granted by Section 4.3 hereof. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Grantor in its name and stead, to make all necessary conveyances of the Aircraft so sold. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Grantor shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

SECTION 4.6 Waiver of Appraisement, etc. The Grantor agrees, to the fullest extent that it lawfully may, that it will not (and hereby irrevocably waive its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

SECTION 4.7 Remedies Cumulative. No remedy herein conferred upon the Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative, but shall not be duplicative, and shall be in addition to every other remedy herein conferred or now or hereafter existing in law.

SECTION 4.8 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the proceeds of any sale, lease or other disposition of all or any part of the Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder shall be applied in the following order of priority (unless otherwise directed by the Mortgagee):

First: To the payment of the expenses of any such sale, lease, disposition or other realization (and of the retaking, holding and preparing for sale or lease), including reasonable compensation to the Mortgagee’s agents and counsel involved therewith, and all expenses, liabilities and advances made or incurred by the Mortgagee in connection therewith, including, without limitation, taxes upon or with respect to such sale, lease, disposition or realization and the payment of taxes and Liens, if any, prior to the Lien of this Mortgage;

Second: To the payment of the Obligations in whole or in part in accordance with the Note; and

Third: To the Grantor or as any court of competent jurisdiction may otherwise direct.

SECTION 4.9 Delay or Omission; Possession of Note.

(a) Delay or Omission. No delay or omission of the Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every right and remedy given to the Mortgagee by this Article IV or by applicable law may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

(b) Possession of Note. All rights of action under this Mortgage may be enforced by the Mortgagee without the possession of the Note or any other instrument or document evidencing any Obligation or the production thereof in any proceeding.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 Amendments, etc. No amendment or waiver of any provision of this Mortgage nor consent to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Mortgagee and the Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be given in accordance with the Note to the address of each party as set forth above.

SECTION 5.3 Continuing Lien and Security Interest; Transfer. This Mortgage shall create a continuing lien and security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of all of the Obligations, (ii) be binding upon the Grantor, its respective successors and assigns, and (iii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iv), the Mortgagee may without notice to the Grantor assign or otherwise transfer the Note held by it and/or its rights hereunder or under the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Mortgagee herein or otherwise, subject, however, to the provisions hereof. Upon the indefeasible payment and performance in full of all of the Obligations, the lien and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Mortgagee will, at the Grantor’s expense, execute and deliver to the Grantor an appropriate instrument evidencing such termination.

SECTION 5.4 Governing Law; Jurisdiction. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of another jurisdiction may be mandatorily applicable to proceedings taken for the enforcement of the rights and remedies of the Mortgagee hereunder, provided that any such rights or remedies which shall be valid under the laws of such other jurisdiction shall not be affected by any invalidity thereof under the laws of the State of New York. Without limiting the right of the Mortgagee to bring any action or proceeding against the Grantor or against property of the Grantor arising out of or relating to this Mortgage (an “Action”) in any jurisdiction where such property is located, each of the Grantor and the Mortgagee hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in New York City. The Grantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction and any right, claim or defense of any immunity on the basis of sovereignty or otherwise which the Grantor may have in connection with, arising out of or relating to this Mortgage. The Grantor hereby irrevocably appoints and designates CT CORPORATION SYSTEM located in New York, New York (“CT Corp.”) as its duly authorized agent for service of legal process and agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by registered or certified mail addressed to any of the addresses set forth below or by hand delivery to a person of suitable age and discretion at any of the addresses set forth below. Such service will be complete on the date such process is so delivered. The Grantor may also be served in any other manner permitted by applicable law. Nothing contained in this Section 5.4 shall be interpreted to prohibit any of the Mortgagee or the Grantor from bringing an action against the Registrar of the International Registry in the Republic of Ireland.

SECTION 5.5 Severability. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage, or operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to be mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained herein.

SECTION 5.6 Counterparts. This Mortgage may be executed in one or more counterparts which when signed by all the parties hereto shall be deemed to constitute a complete fully executed original document for all purposes.

SECTION 5.7 Effectiveness. With respect to the representations contained herein, the Grantor shall be construed as representing as to only itself.

SECTION 5.8 Further Assurances. The Grantor agrees from time to time within twenty (20) days of request by Mortgagee to do and perform such other and further acts and execute and deliver any and all such instruments as may be required by applicable law or reasonably requested by the Mortgagee to establish, maintain or protect the rights and remedies of the Mortgagee or to carry out and effect the intent and purpose of this Mortgage.

[NO FURTHER TEXT ON THIS PAGE/

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the day and year first above written.

Grantor:

57 AVIATION SERVICES, LLC, a Delaware limited liability company

By:	/s/ Joel Frank
Name: Joel Frank
Title: Manager

AMENDED AND RESTATED FIRST PRIORITY AIRCRAFT MORTGAGE

SCHEDULE I

Jurisdiction of Formation and Location of Books and Records

1.	Jurisdiction of Formation:

A.	57 AVIATION SERVICES, LLC: State of Delaware

2.	Records Location:

A.	57 AVIATION SERVICES, LLC:
9 West 57th Street, 39th Floor
New York, New York 10019

and

Jet Aviation Business Jets Inc.

112 Charles A. Lindberg Drive

Teterboro, New Jersey 07608

SCHEDULE II

Permitted Liens

1. Liens created by the Loan Documents;

2. Liens for taxes, assessments or other governmental charges or levys not yet due or payable which are being contested in good faith by appropriate action or proceeding and with respect to which adequate reserves are being maintained as may be required by GAAP, all in accordance with the terms of the Loan Documents; and

3. Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than sixty (60) days after receipt of notice thereof or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; provided, however, that the proceedings described in clauses (2) and (3) above shall not subject the Mortgagee to any civil or criminal penalty or liability or involve any material risk of loss, sale or forfeiture of any one or more items of Collateral under this Mortgage or any Security Instrument, whether now owned or hereafter acquired.

SCHEDULE III

Description of Airframe and Engine

Airframe:	Gulfstream Aerospace Model G-IV-SP (described on the International Registry pre-populated drop down lists as GULFSTREAM model Gulfstream G-IV (GIV-SP)) Aircraft Manufacturer’s Serial Number 1460 U.S. Registration N326JD

Engine:	Two (2) Rolls Royce Tay 611-8 (described on the International Registry pre-populated drop down lists as ROLLS ROYCE model TAY611) Engines Manufacturer’s Serial Numbers 18051 and 18052, respectively (which Engines are rated at more than 550 horsepower)

SCHEDULE IV

FORM OF IDERA

IRREVOCABLE DE-REGISTRATION

AND EXPORT REQUEST AUTHORIZATION1

THIS IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORIZATION IS LINKED TO AND PART OF THAT CERTAIN ** DATED AS OF                     , 2008, BY AND BETWEEN              AND                     , WHICH IS BEING FILED WITH THE FEDERAL AVIATION ADMINISTRATION CONTEMPORANEOUSLY HEREWITH

                    , 20

To:	United States Federal Aviation Administration Aircraft Registry

Re:	Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturers serial number [insert manufacturer’s serial number] and United States Registration [number] [mark] [insert registration number/mark] (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of [insert name of creditor], as the Secured Party (“the Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

(a)	procure the de-registration of the Aircraft from the Federal Aviation Administration Aircraft Registry maintained by the United States for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the Aircraft from the United States; and

(ii)	confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States shall co-operate with the Authorized Party with a view to the speedy completion of such action.

[1]	Filed in connection with and made a part of the [Aircraft Security Agreement] dated , 20 , between ***, as the debtor in favor of the Authorized Party, and filed with the FAA simultaneously herewith.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in Federal Aviation Administration Aircraft Registry

***

By:

Title: